EX-99.906CERT

CERTIFICATIONS

Timothy J. Wahl, Chief Executive Officer, and Brian J. Lutes, Chief Financial Officer, of The Investment House Funds (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2021 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

The Investment House Funds	The Investment House Funds

/s/ Timothy J. Wahl	/s/ Brian J. Lutes
Timothy J. Wahl, President	Brian J. Lutes, Treasurer

Date: September 30, 2021	Date: September 30, 2021

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Investment House Funds and will be retained by The Investment House Funds and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.